SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005

IVORY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	33-24967	84-1087170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

13590 Ballantyne Corporate Place, Unit 325, Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 341-1516

5459 South Iris Street, Littleton, Colorado 80123

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Merger, the Company issued 107,202,778 shares of its common stock to holders of common stock and Series A Preferred Stock of Chelsea, and reserved for issuance 5,303,037 shares of common stock pursuant to outstanding warrants to purchase either common stock or Series A Preferred Stock of Chelsea that were assumed by the Company and 9,982,662 shares of common stock pursuant to outstanding options to purchase common stock of Chelsea pursuant to the Chelsea Therapeutics, Inc. 2004 Stock Plan that were assumed by the Company.

The issuance of the shares of common stock of the Company and the reservation of shares of common stock to be issued upon exercise of the options and warrants assumed in connection with the Merger was not registered under the Securities Act, and the securities in reliance upon the exemption from registration contained in Section 4(2) of the Act and Regulation D promulgated thereunder. The securities may not be offered or sold in the United States in the absence of an effective registration statement, or exemption from the registration requirements.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On February 11, 2005, pursuant to approval by the Company’s Board of Directors, the Company dismissed Mayer Hoffman McCann, P.C. (“Mayer Hoffman”) as its independent registered public accounting firm, provided that Mayer Hoffman will complete the Company’s audit for the fiscal year ended January 31, 2005. The Board of Directors determined that because the financial statements of the Company are tantamount to the financial statements of its new wholly-owned subsidiary Chelsea, for reasons of continuity, J.H. Cohn LLP, the accounting firm of Chelsea prior to the Merger, should become the independent registered public accounting firm of the Company.

Mayer Hoffman’s reports on the Company’s financial statements for the fiscal years ended January 31, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except that each report contained a fourth explanatory paragraph describing going concern contingencies.

During the Company’s two most recently completed fiscal years, and through the date of the Merger, there were no disagreements between the Company and Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to Mayer Hoffman ‘s satisfaction, would have caused the firm to make reference to the subject matter in connection with its reports on the Company’s financial statements for either such fiscal year or for any reporting period since the Company’s last fiscal year-end. During the Company’s two most recently completed fiscal years, and through the date of the Merger, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On February 11, 2005, the Company retained J.H. Cohn LLP to be its principal independent registered public accounting firm. During the two most recent fiscal years and to February 11, 2005, the Company has not consulted with J.H. Cohn regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided that J.H. Cohn concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto.

(c) Exhibits

Exhibit Number	Description of Document	Registrant’s Form	Dated	Exhibit Number	Filed Herewith
2.1	Agreement and Plan of Merger by and among Ivory Capital Corporation, Chelsea Therapeutics, Inc. and Chelsea Acquisition Corp, dated as of January 17, 2005.	8-K	01/17/05	2.1

10.1*	License Agreement dated as of March 24, 2004 between M. Gopal Nair and Chelsea Therapeutics, Inc. (f/k/a Aspen Therapeutics, Inc.)	8-K	02/16/05	10.1

10.2	Employment Agreement dated April 2, 2004 between Chelsea Therapeutics, Inc. and Simon Pedder and Amendment to Employment Agreement dated December 17, 2004.	8-K	02/16/05	10.2

10.3	Form of Subscription Agreement for the purchase of Series A Preferred Stock of Chelsea Therapeutics, Inc.	8-K	02/16/05	10.3

10.4	Chelsea Therapeutics, Inc. 2004 Stock Plan and forms of Notice of Stock Option Grant and Stock Option Agreement.	8-K	02/16/05	10.4

16.1	Letter from Mayer Hoffman McCann, P.C. dated March 4, 2005.				X

*	Certain portions of this agreement have been omitted pursuant to a request for confidential treatment and those portions have been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVORY CAPITAL CORPORATION

Date: March 4, 2005	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Officer